IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF DELAWARE

_______________________________________________________
)
CUTERA, INC.	)
)
Plaintiff,	)
v.	)
)
	)	C.A. No. 05-484-JJF
)
PALOMAR MEDICAL TECHNOLOGIES, INC. and	)
THE GENERAL HOSPITAL CORPORATION	)
)
Defendants.	)
________________________________________________	)

STIPULATION OF DISMISSAL WITH PREJUDICE

        Plaintiff Cutera, Inc. and Defendants Palomar Medical Technologies, Inc. and The General Hospital Corporation hereby stipulate and agree that in the above-captioned matter, all claims shall be, and hereby are, dismissed with prejudice. Each party shall bear its own costs, and each party waives all rights of appeal.

____________________________________	____________________________________
Jack B. Blumenfeld (#1014)	Frederick L. Cottrell, III (#2555)
jblumenfeld@mnat.com	cottrell@rlf.com
Maryellen Noreika (#3208)	Alyssa M. Schwartz (#4351)
mnoreika@mnat.com	schwartz@rlf.com
Morris, Nichols, Arsht & Tunnell	Richards, Layton & Finger, P.A.
1201 N. Market Street	One Rodney Square
P.O. Box 1347	P.O. Box 551
Wilmington, DE 19899	Wilmington, DE 19899
(302) 658-9200	(302) 651-7700
Attorneys for Plaintiff	Attorneys for Defendants
Cutera, Inc.	Palomar Medical Technologies, Inc. and
The General Hospital Corporation

SO ORDERED this _______________ day of June, 2006,

____________________________________
United States District Judge

JARED BOBROW (Bar No. 133712)
WEIL, GOTSHAL & MANGES llp
Silicon Valley Office
201 Redwood Shores Parkway
Redwood Shores, CA 94065
Telephone: +1.650.802.3000
Facsimile: +1.650.802.3100
E-mail: Jared.Bobrow@Weil.com

Attorneys for Plaintiff
CUTERA, INC.

WAYNE L. STONER (admitted pro hac vice)
WILMER CUTLER PICKERING HALE and DORR llp
60 State Street
Boston, MA 02109
San Francisco, CA 94104-2878
Telephone: +1.617.526.6000
Facsimile: +1.617.526.5000
E-mail: Wayne.Stoner@WilmerHale.com

ALAN H. BLANKENHEIMER (Bar No. 218713)
DANIEL N. KASSABIAN (Bar No. 215249)
HELLER EHRMAN llp
333 Bush Street
San Francisco, CA 94104-2878
Telephone: +1.415.772.6000
Facsimile: +1.415.772.6268
E-mail: Alan.Blankenheimer@HellerEhrman.com
Daniel.Kassabian@HellerEhrman.com

Attorneys for Defendants
PALOMAR MEDICAL TECHNOLOGIES and THE GENERAL HOSPITAL CORPORATION
UNITED STATES DISTRICT COURT NORTHERN DISTRICT OF CALIFORNIA OAKLAND DIVISION

CUTERA, INC.,	Case No.: C 05-2749 CW

Plaintiff,	STIPULATION OF DISMISSAL WITH PREJUDICE
v.

PALOMAR MEDICAL TECHNOLOGIES, INC., and THE GENERAL HOSPITAL CORPORATION,

Defendants.
Judge: The Honorable Claudia Wilken

        Plaintiff Cutera, Inc. and Defendants Palomar Medical Technologies, Inc. and The General Hospital Corporation hereby stipulate and agree that in the above-captioned matter, all claims shall be, and hereby are, dismissed with prejudice. Each party shall bear its own costs, and each party waives all rights of appeal.

Dated: June 2, 2006	WEIL, GOTSHAL & MANGES llp

By /s/ JARED BOBROW
Attorneys for Plaintiff
CUTERA, INC

Dated: June 2, 2006	HELLER EHRMAN llp

By /s/ DANIEL N. KASSABIAN
Attorneys for Defendants
PALOMAR MEDICAL TECHNOLOGIES and THE GENERAL HOSPITAL CORPORATION
ORDER PURSUANT TO THE STIPULATION, IT IS SO ORDERED.

Dated:
____________________________________________________
THE HONORABLE CLAUDIA WILKEN
UNITED STATES DISTRICT JUDGE